                                                                    Exhibit 10.9


                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT



THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment"), dated as of March 22, 1999, is entered into between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender") and WAREFORCE INCORPORATED, a California corporation ("Borrower").


                                     RECITAL

         A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated as of August 27, 1998 (the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         B. Borrower has informed Lender that it intends to purchase substantially all the assets of Kennsco, Inc., a Minnesota corporation ("Kennsco"), pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of February 4, 1999 between Kennsco and Borrower (together with any bills of sale, quitclaim deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Kennsco Purchase Agreements").

         C. Pursuant to the terms of the Loan Agreement, Borrower has requested that Lender consent to such purchase and in connection therewith amend the Loan Agreement to provide a Two Million Dollars ($2,000,000) revolving sub-facility to be advanced against the Accounts purchased pursuant to the Kennsco Purchase Agreements.

         D. Lender is willing to give such consent and amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


         1. Consent to Kennsco Acquisition. Subject to the terms and conditions set forth herein, including, without limitation the conditions set forth in paragraph 3 below, Lender hereby consents to the purchase by Borrower of substantially all the assets of Kennsco pursuant to the Kennsco Purchase Agreements, the terms and conditions of which shall be satisfactory to Lender. Borrower hereby acknowledges that Lender has relied upon information furnished by Borrower to Lender as of the date hereof in granting the foregoing consent, including copies of drafts of the Kennsco Purchase Agreements. In the event Congress after the date hereof shall discover that any such information was materially incorrect or shall discover additional relevant facts that cause the information furnished by Borrower to have been materially incorrect, Lender hereby reserves the right to amend, modify or revoke the consent set forth herein as Lender shall determine.

         2. Amendments to Loan Agreement.

            (a) The following definitions are hereby added to Section 1 of the Loan Agreement in their proper numerical and alphabetical order:

                        "1.__ `Eligible Kennsco Accounts' shall mean

            Eligible Accounts consisting of Accounts arising from or associated with the assets and business purchased from Kennsco, pursuant to the Kennsco Purchase Agreements."

                        "1.__ `Fidelity Subordination Agreement' shall mean that
            certain Subordination Agreement dated as of March 19, 1999 between Lender and Fidelity Bank."

                        "1.__ `Kennsco' shall mean Kennsco, Inc., a Minnesota
            corporation."

                        "1.__ `Kennsco Purchase Agreements' shall mean,
            individually and collectively, that certain Asset Purchase Agreement, dated as of February 4, 1999, between Borrower and Kennsco, together with any bills of sales, quitclaim deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided, that the term "Kennsco Purchase Agreements" as used herein shall not include any of the Financing Agreements as such term is defined herein."

                        "1.__ `Searl Subordination Agreement' shall mean that
            certain Subordination Agreement dated as of March 22, 1999 between Lender and Kenneth H. Searl, Jr."

            (b) The following is hereby added to Section 1.11 of the Loan Agreement (the definition of "Eligible Accounts") as paragraph (r) and the existing paragraph (r) is hereby re-designated as paragraph (s):

                        "(r) such Accounts do not arise from a lease of
            equipment, the rights of Borrower under which lease has been assigned to Guardian Capital Inc., or its successor or assign; and"

            (c) Section 2.1(a)(iii)(A) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(A) eighty-five percent (85%) of the Net Amount of Eligible Account; provided, however, the aggregate amount of Revolving Loans outstanding advanced against Eligible Kennsco Accounts shall at no time exceed Two Million Dollars ($2,000,000); plus"

            (d) Section 9.8 (b) is hereby amended and restated as follows:

            "(b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person, except for:

                        (i) sales of Inventory in the ordinary course of
            business;

                        (ii) the disposition of worn-out or obsolete Equipment
            or Equipment no longer used in the business of Borrower so long as:

            (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender,

            (B) such sales do not involve Equipment, together with any equipment disposed by CYI, having an aggregate fair market value in excess of Twenty-Five Thousand Dollars ($25,000) for all such equipment disposed of by Borrower and CYI in any fiscal year of Borrower; and

                        (iii) sales of leases and equipment relating to such
            leases to GLC, Inc. to the extent permitted under this Agreement."

            (e) The following is hereby added to the end of Section 9.9 of the Loan Agreement as paragraphs (i), (l), (j) and (k) respectively:

            "(i) the liens and security interest granted to Kenneth H. Searl Jr., an individual, on the assets of

            Borrower set forth in Exhibit A to the Searl Subordination Agreement to secure the indebtedness of Borrower to Kenneth H. Searl, Jr. permitted under Section 9.10 hereof; " "(j) the liens and security interest granted to Fidelity Bank on the assets of Borrower set forth in Exhibit A to the Fidelity Subordination Agreement, to secure the indebtedness of Borrower to Fidelity Bank permitted under
            Section 9.10 hereof; and" "(k) the security interests and liens of GCI Capital, Inc. (formerly known as Guardian Capital, Inc.) or any assignee of GCI Capital, Inc. on certain leases, the rights of Borrower to which have been purchased by GCI Capital, Inc. and the equipment relating to such leases."

            (f) The following is hereby added to the end of Section 9.10 of the Loan Agreement as paragraphs (g), (h) and (i) respectively:

            "(g) indebtedness of Borrower to Kenneth H. Searl, Jr. in an amount not to exceed Two Hundred Fifty Thousand Dollars ($ 250,000 ) as evidenced by that certain Promissory Note by Borrower in favor of Kenneth H. Searl, Jr. dated as of March ___, 1999, which indebtedness shall at all time be subject to the terms and conditions of the Searl Subordination Agreement;" "(h) indebtedness of Borrower to Fidelity Bank in an amount not to exceed Four Hundred Fifty Thousand Dollars ($450,000) as evidenced by that certain Promissory Note by Borrower in favor of Fidelity Bank dated as of March ___, 1999, which indebtedness shall at all times be subject to the terms and conditions of the Fidelity Subordination Agreement; and" "(i) indebtedness of Borrower to Kennsco in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000), as evidenced by that certain Promissory Note by Borrower in favor of Kennsco dated as of March ___, 1999, provided, that, such indebtedness is payable solely in shares of common stock of Buyer."

            (g) Effective as of August 27, 1998, Section 9.11(d) of the Loan Agreement is hereby amended in its entirety as follows:

            "(d) the loans to Richtman in an amount not to exceed Three Million Three Hundred Thousand Dollars ($3,300,000) a portion of which proceeds thereof have been paid to Anita Gabriel in exchange for all of her interest in Borrower,"

            (h) A new Section 9.19 of the Loan Agreement is hereby added as follows:

         "9.19 Commingling of Inventory. Borrower shall not permit Inventory arising out of or associated with Borrower's operations (excluding the division which will continue the operations conducted by Kennsco prior to the effective date of the Kennsco Purchase Agreements) to be commingled with Inventory associated with such division or used in or associated with the operations of such division."

             (i) The chart set forth in Section 12.1(c) of the Loan Agreement constituting clauses (i) and (ii) is hereby amended in its entirety to read as follows:



               Amount                                   Period
               ------                                   ------
(i)    1% of Maximum Credit           From the date hereof to and including
                                      March 22, 1999; and

(ii)   0.25% of Maximum Credit        After March 22, 1999 or at any time
                                      during a renewal term, if any.

         3. Effectiveness of this Amendment. Lender must have received the following items, in form and content acceptable to Lender, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment. The date on which all of the following conditions have been satisfied is the "Closing Date".

            (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

            (b) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

            (c) Representations and Warranties. The representations and warranties set forth in the Loan Agreement must be true and correct.

            (d) Kennsco Purchase Agreements. Evidence that the Kennsco Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated thereunder have been consummated prior to or on the Closing Date.

            (e) Termination of Existing Financing and Security Interests. All releases and terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders of Kennsco of their respective financing arrangements with Kennsco and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties acquired by Borrower pursuant to the Kennsco Purchase Agreements, duly authorized, executed and delivered by it or each of them, including, but not limited to (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Kennsco or Borrower, as debtor, and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Kennsco in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office.

            (f) First Priority Lien. Evidence that Lender has valid, perfected and first priority security interests in and liens upon the assets acquired by Borrower pursuant to the Kennsco Purchase Agreements and any other property which is intended as security for the Obligations or the liability of any Obligor in respect thereto, subject only to the security interests and liens permitted in the Loan Agreement or the other Financing Agreements.

            (g) Fidelity Subordination Agreement. The Fidelity Subordination Agreement duly executed by Fidelity Bank.

            (h) Searl Subordination Agreement. The Searl Subordination Agreement duly executed by Kenneth H. Searl, Jr.

            (i) Supplement to Lockbox Agreement. An agreement with respect to the additional Blocked Account, pursuant to Section 6.1(a) of the Loan Agreement, duly executed by Borrower and the applicable depository bank.

            (j) Third Party Consents. All consents, waivers and acknowledgments and other agreement from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets acquired by Borrower pursuant to the Kennsco Purchase Agreements or to effectuate the provisions or purposes of the Loan Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in such assets, waivers by such persons of any security interests, liens or other claims by such persons to such assets and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with such assets.

            (k) Opinion of Counsel. The opinion letters of counsels to Borrower and Kennsco with respect to the effectiveness of the Kennsco Purchase Agreements and such other matters as Lender may request.

            (l) Pro-Forma Balance Sheet. A pro-forma balance sheet of Borrower reflecting the transaction contemplated hereunder, including, but not limited to, (i) the consummation of the acquisition of the assets to be purchased by Borrower from Kennsco and the other transactions contemplated by the Kennsco Purchase Agreements and (ii) the Loans provided by Lender to Borrower on the Closing Date and the use of the proceeds of such Loans as provided herein, accompanied by a certificate dated of even date herewith of the chief financial officer of Borrower stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate.

            (m) Pass- Through Letter. The agreement of Kennsco consenting to the collateral assignment by Borrower to Lender of all of Borrower's rights and remedies and claims for damages or other relief under the Kennsco Purchase Agreements and granting Lender such other rights as Lender may require, duly authorized, executed and delivered by Kennsco.

            (n) Excess Availability. The availability of Borrower with respect to the Eligible Kennsco Accounts as determined by Lender, as of the Closing Date, shall be not less than Two Hundred Thousand Dollars ($200,000) after giving effect to the Loans made or to be made on the Closing Date and the payment of all fees and expense payable upon the consummation of the transactions contemplated hereunder. For purposes of this sub-paragraph (m) only, availability of Borrower with respect to the Eligible Kennsco Accounts shall mean the amount, as determined by Lender, equal to: (i) the lesser of (A) the amount of the Revolving Loans available to Borrower to be advanced against Eligible Kennsco Accounts as of the Closing Date (based on the applicable advance rate set forth in Section 2.1(a)(ii) of the Loan Agreement), subject to the sub-limits and Availability Reserves from time to time established by Lender under the Loan Agreement, and (B) Two Million Dollars ($2,000,000); minus (ii) the sum of: (A) the aggregate amount of all trade payables of Kennsco acquired by Borrower which are more than sixty (60) days past due as of the Closing Date,
(C) the aggregate amount of Kennsco's book overdrafts acquired by Borrower, and
(D) the aggregate amount of Kennsco's past due lease and notes payable acquired by Borrower.

            (o) Consent. The Consent appended hereto (the "Consent") executed by each of C.Y. Investment Inc. and Orie Rechtman (together with the Borrower, each a "Loan Party" and, collectively, the "Loan Parties").

            (p) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

            (q) Payment of Modification Fee. Lender shall have received from Borrower a modification fee of Five Thousand Dollars ($5,000) for the processing and approval of this Amendment.

         4. Representations and Warranties. The Borrower represents and warrants as follows:

            (a) Authority. The Borrower and each other Loan Party has the requisite corporate power and authority to execute and deliver this Amendment or the Consent, as applicable, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Borrower of this Amendment and by each other Loan Party of the Consent, and the performance by each Loan Party of each Loan Document (as amended or modified hereby) to which it is a party have been duly approved by all necessary corporate action of such Loan Party and no other corporate proceedings on the part of such Loan Party are necessary to consummate such transactions.

            (b) Enforceability. This Amendment has been duly executed and delivered by the Borrower. The Consent has been duly executed and delivered by each Guarantor. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Loan Party hereto or thereto, enforceable against such Loan Party in accordance with its terms, and is in full force and effect.

            (c) Acquisition of Purchased Assets.

                        (i) The Kennsco Purchase Agreements and the transactions
            contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Lender and consented to in writing by Lender) of all conditions precedent set forth therein and giving effect to the terms of the Kennsco Purchase Agreements and the assignments to be executed and delivered by Kennsco (or any of its affiliates or subsidiaries) thereunder, Borrower acquired and has good and marketable title to the assets purchased pursuant to the Kennsco Purchase Agreements, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder.

                        (ii) All actions and proceedings, required by the
            Kennsco Purchase Agreements, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, or applicable laws dealing with bulk transfers) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

                        (iii) No court of competent jurisdiction has issued any
            injunction, restraining order or other order which prohibits consummation of the transactions described in the Kennsco Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Kennsco Purchase Agreements.

                        (iv) Borrower has delivered, or caused to be delivered,
            to Lender, true, correct and complete copies of the Kennsco Purchase Agreements.

            (d) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

            (e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

         5. Condition Subsequent to Amendment. Within ninety (90) days from the Closing Date, Borrower shall deliver or cause to delivered to Lender an opening balance sheet of Borrower after giving effect to the transactions contemplated hereunder and the Kennsco Purchase Agreements, together with the unqualified opinion of independent certified public accountants which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, to the effect that such opening balance sheet has been prepared in accordance with GAAP and presents fairly the financial condition of Borrower as of such date. Borrower's failure to comply with this condition subsequent shall constitute an Event of Default under the Loan Agreement.

         6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

         7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment or the Consent by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment or such Consent.

         8. Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

         9. Reference to and Effect on the Loan Documents.

            (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

            (b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

            (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

         10. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

         11. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

            IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.


                                      "BORROWER"


                                      WAREFORCE INCORPORATED,
                                      a California corporation



                                      By: /s/ Dan Ricketts
                                          -------------------------------------

                                      Title: General Counsel
                                             ----------------------------------


                                      "LENDER"

                                      CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation


                                      By: /s/ [Illegible]
                                          -------------------------------------

                                      Title: Vice President
                                             ----------------------------------

                                     CONSENT
                           Dated as of March ___, 1999

The undersigned, C.Y. INVESTMENT INC., a California corporation ("CYI"), and ORIE RECHTMAN, an individual ("Rechtman"), in consideration of the continued extension of credit to Wareforce Incorporated by Congress Financial Corporation (Western) ("Congress"), each hereby consents and agrees to the foregoing First Amendment to Loan and Security Agreement (the "Amendment") and hereby confirms and agrees that their respective Guarantees dated August 27, 1999 in favor of Congress are, and shall continue to be in, in full force and effect and are hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in their Guarantees to the Loan Agreement (as defined in the Amendment), "thereunder", "thereof" or words of like import referring to the "Loan Agreement", shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Congress has informed CYI and Rechtman of the matters set forth above, and CYI and Rechtman have each acknowledged the same, CYI and Rechtman each understands and agrees that Congress has no duty under the Loan Agreement, their respective Guarantees or any other agreement with CYI or Rechtman to so notify CYI or Rechtman or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.



                                          C.Y. INVESTMENT INC.,
                                          a California corporation


                                          By: Dan Ricketts
                                              ---------------------------------

                                          Title: General Counsel
                                                 ------------------------------


                                          /s/Orie Rechtman
                                          -------------------------------------
                                          ORIE RECHTMAN, an individual